Exhibit 99.1

Annaly Capital Management, Inc. Reports Results for the 2nd Quarter 2012

NEW YORK--(BUSINESS WIRE)--August 1, 2012--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net loss for the quarter ended June 30, 2012 of $91.2 million or $0.10 per average common share as compared to GAAP net income of $120.8 million or $0.14 per average common share for the quarter ended June 30, 2011, and GAAP net income of $901.8 million or $0.92 per average common share for the quarter ended March 31, 2012.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net income for the quarter ended June 30, 2012, was $546.2 million or $0.55 per average common share as compared to $587.5 million or $0.71 per average common share for the quarter ended June 30, 2011, and $529.3 million or $0.54 per average common share for the quarter ended March 31, 2012.

During the quarter ended June 30, 2012, the Company disposed of $6.4 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $94.8 million. During the quarter ended June 30, 2011, the Company disposed of $1.7 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $7.3 million. During the quarter ended March 31, 2012, the Company disposed of $5.3 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $80.3 million.

Common dividends declared for the quarters ended June 30, 2012, June 30, 2011, and March 31, 2012 were $0.55, $0.65, and $0.55 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2012, based on the June 30, 2012, closing price of $16.78, was 13.11%, as compared to 14.41% for the quarter ended June 30, 2011, and 13.91% for the quarter ended March 31, 2012.

During the quarter ended June 30, 2012, the Company issued $750.0 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2015. During the quarter the Company also issued 12 million shares of 7.625% Series C Cumulative Redeemable Preferred Stock for net proceeds of $290.5 million.

On a GAAP basis, the Company produced an annualized loss on average equity for the quarter ended June 30, 2012 of 2.26% and an annualized return on average equity for the quarters ended June 30, 2011 and March 31, 2012 of 3.60% and 22.73%, respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, the Company provided an annualized return on average equity for the quarters ended June 30, 2012, June 30, 2011, and March 31, 2012, of 13.56%, 17.50% and 13.34%, respectively.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results: “We continue to monitor and evaluate the challenges facing the Euro countries and their institutions, regulatory uncertainty about the function and structure of the global financial system and election-year brinksmanship on fiscal and tax policy. In addition, we see long-term risks related to the general direction of monetary policy and its effect on the financial markets. Our concerns about embedded risks in the markets continues to be reflected in the way we manage the Company. We believe our stance maintains our flexibility while continuing to generate attractive risk-adjusted returns for our shareholders.”

For the quarter ended June 30, 2012, the annualized yield on average interest-earning assets was 3.04% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.50%, which resulted in an average interest rate spread of 1.54%. This was a 91 basis point decrease from the 2.45% annualized interest rate spread for the quarter ended June 30, 2011, and a 17 basis point decrease from the 1.71% average interest rate spread for the quarter ended March 31, 2012. At June 30, 2012, the weighted average yield on investment securities was 3.17% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.58%, which resulted in an interest rate spread of 1.59%. Beginning with the quarter ended June 30, 2011, net interest payments on interest rate swaps, reflected in the consolidated statements of comprehensive income as realized gains (losses) on interest rate swaps, are included in the summary table presentation of cost of funds and interest rate spread. This change does not affect GAAP or taxable net income, shareholders’ equity, cash flows or earnings per share. Leverage at June 30, 2012, June 30, 2011, and March 31, 2012 was 6.0:1, 5.7:1 and 5.8:1, respectively.

Fixed-rate mortgage-backed securities and Agency debentures comprised 92% of the Company’s portfolio at June 30, 2012. The balance of the mortgage-backed securities and Agency debentures was comprised of 7% adjustable-rate mortgage-backed securities and Agency debentures and 1% LIBOR floating-rate collateralized mortgage obligations. At June 30, 2012, the Company had entered into interest rate swaps with a notional amount of $46.2 billion, or 41% of the Company’s Agency mortgage-backed securities and debentures. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of comprehensive income. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of June 30, 2012, the swap portfolio had a weighted average pay rate of 2.29%, a weighted average receive rate of 0.30% and weighted average years to maturity of 4.91 years. As of June 30, 2012, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.

“Market conditions continue to warrant a conservative approach to our portfolio,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “We continue to strengthen and extend the tenor of our liabilities while maintaining leverage at a relatively low level. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and Agency debentures was comprised of 42% floating-rate, 7% adjustable-rate and 51% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	June 30, 2012	June 30, 2011	March 31, 2012
Leverage at period-end	6.0:1	5.7:1	5.8:1
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	92%	89%	91%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	7%	10%	8%
Floating-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	1%	1%	1%
Notional amount of interest rate swaps as a percentage of Investment Securities	41%	38%	40%
Annualized yield on average interest-earning assets during the quarter	3.04%	4.04%	3.23%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.50%	1.59%	1.52%
Annualized interest rate spread during the quarter	1.54%	2.45%	1.71%
Weighted average yield on investment securities at period-end	3.17%	3.73%	3.21%
Weighted average cost of funds on interest-bearing liabilities at period-end	1.58%	1.69%	1.51%
Interest rate spread at period-end	1.59%	2.07%	1.70%
Weighted average days to maturity on interest-bearing liabilities at period-end	216	130	127
Weighted average receive rate on interest rate swaps at period-end	0.30%	0.21%	0.31%
Weighted average pay rate on interest rate swaps at period-end	2.29%	2.79%	2.42%

The following table summarizes certain characteristics of the Company’s interest rate swaps as of June 30, 2012:

			Weighted
		Weighted Average	Average	Weighted Average Years
Maturity	Current Notional	Pay Rate	Receive Rate	to Maturity
	(dollars in thousands)
0 - 3 years	$14,628,700	2.43%	0.31%	1.74
3 - 6 years	23,088,120	1.89%	0.29%	3.91
6 - 10 years	4,450,000	2.90%	0.32%	7.55
Greater than 10 years	4,038,250	3.36%	0.30%	19.16
Total / Weighted Average	$46,205,070	2.29%	0.30%	4.91

The following table presents the maturities of repurchase agreements at June 30, 2012:

	Principal	Weighted Average
Maturity	Balance	Rate
(dollars in thousands)
Within 30 days	$32,549,648	0.40%
30 to 59 days	22,134,932	0.40%
60 to 89 days	5,302,260	0.55%
90 to 119 days	11,125,373	0.37%
Over 120 days(1)	25,648,584	1.10%
Total	$96,760,797	0.59%
(1) Of the total repurchase agreements, approximately 11% have a remaining maturity over 1 year.

The Constant Prepayment Rate for the quarters ended June 30, 2012, June 30, 2011, and March 31, 2012 was 19%, 11% and 19%, respectively. The weighted average purchase price of the Company’s Agency mortgage-backed securities and debentures at June 30, 2012, June 30, 2011 and March 31, 2012 was 103.2%, 102.1% and 102.9%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended June 30, 2012, June 30, 2011, and March 31, 2012 was $302.8 million, $126.5 million, and $280.3 million, respectively. The total net premium and discount balance at June 30, 2012, June 30, 2011, and March 31, 2012, was $4.5 billion, $3.0 billion, and $3.8 billion, respectively.

General and administrative expenses as a percentage of average assets was 0.21%, 0.23% and 0.24% for the quarters ended June 30, 2012, June 30, 2011, and March 31, 2012, respectively. At June 30, 2012, June 30, 2011, and March 31, 2012, the Company had a common stock book value per share of $16.23, $16.55 and $16.18, respectively.

At June 30, 2012, June 30, 2011, and March 31, 2012, the Company’s wholly-owned registered investment advisors had under management approximately $12.4 billion, $13.1 billion and $12.4 billion in net assets, respectively, and $20.5 billion, $23.0 billion and $20.0 billion in gross assets, respectively. For the quarters ended June 30, 2012, June 30, 2011, and March 31, 2012, investment advisory and other fee income was $21.9 million, $20.7 million and $20.8 million, respectively.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2012 second quarter earnings conference call on Thursday August 2, 2012 at 9:00 a.m. EDT. The number to call is 877-883-0383 for domestic calls and 412-902-6506 for international calls. The conference passcode is 7769917. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10016746. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, our ability to consummate any contemplated investment opportunities, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	June 30,	March 31,		September 30,	June 30,
	2012	2012	December 31,	2011	2011
	(Unaudited)	(Unaudited)	2011(1)	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$924,374	$932,761	$994,198	$3,473,866	$401,844
Reverse repurchase agreements	2,025,471	2,540,601	860,866	360,315	593,865
Investments, at fair value:
U.S. Treasury Securities	1,998,363	2,622,714	928,547	172,892	748,118
Securities borrowed	1,465,327	1,122,453	928,732	1,052,810	519,929
Agency mortgage-backed securities	118,500,649	110,291,712	104,251,055	106,588,710	96,773,448
Agency debentures	1,250,506	1,499,127	889,580	824,092	703,093
Investments in affiliates	203,057	225,818	211,970	209,374	261,659
Equity securities	-	4,470	3,891	3,929	-
Corporate debt, held for investment	60,638	50,806	52,073	27,988	27,982
Receivable for investments sold	1,320,996	454,278	-	402,817	40,751
Accrued interest and dividends receivable	420,390	418,489	409,023	410,862	386,160
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	20,743	19,608	19,550	19,656	19,666
Intangible for customer relationships	9,714	10,281	10,807	11,531	12,141
Goodwill	55,417	55,417	42,030	42,030	42,030
Other derivative contracts, at fair value	3,717	321	113	1,450	767
Other assets	41,937	29,412	24,295	26,112	22,282

Total assets	$128,304,571	$120,281,540	$109,630,002	$113,631,706	$100,557,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$1,884,922	$2,577,905	$826,912	$549,505	$491,740
Repurchase agreements	96,760,797	91,720,865	84,097,885	86,495,905	78,447,165
Securities loaned, at fair value	1,113,107	876,849	804,901	907,061	447,330
Payable for investments purchased	7,387,410	5,708,412	4,315,796	5,852,986	4,824,618
Convertible Senior Notes	1,245,915	524,420	539,913	557,045	600,000
Accrued interest payable	174,819	129,108	138,965	128,371	122,753
Dividends payable	535,898	534,401	552,806	581,752	539,970
Interest rate swaps, at fair value	2,822,264	2,211,048	2,552,687	2,540,558	1,035,215
Accounts payable and other liabilities	94,853	57,927	7,223	74,837	78,895

Total liabilities	112,019,985	104,340,935	93,837,088	97,688,020	86,587,686

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 0, 0, 1,331,849, 1,389,249, and 1,649,047 shares issued and outstanding, respectively	-	-	32,272	33,664	39,959

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock: 12,650,000, 0, 0, 0, and 0 authorized, respectively, 12,000,000, 0, 0, 0, and 0 issued and outstanding, respectively	290,514	-	-	-	-
Common stock, par value $.01 per share, 1,975,337,500, 1,987,987,500, 1,987,987,500, 1,987,987,500, and 1,987,987,500 authorized, respectively, 974,684,401, 974,325,338, 970,161,647, 969,913,060 and 831,047,443 issued and outstanding, respectively	9,747	9,743	9,702	9,699	8,310
Additional paid-in capital	15,168,020	15,127,882	15,068,870	15,042,361	12,579,012
Accumulated other comprehensive income	3,413,320	2,766,430	3,008,988	3,073,488	2,049,831
Accumulated deficit	(2,774,103)	(2,140,538)	(2,504,006)	(2,392,614)	(884,879)

Total stockholders’ equity	16,284,586	15,940,605	15,760,642	15,910,022	13,929,362
Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$128,304,571	$120,281,540	$109,630,002	$113,631,706	$100,557,007
(1) Derived from the audited consolidated financial statements at December 31, 2011.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Interest income:
Investments	$876,229	$850,959	$844,874	$926,558	$948,703
U.S. Treasury Securities	7,397	1,418	1,082	2,302	6,497
Securities loaned	2,698	2,518	1,744	1,942	1,868
Total interest income	886,324	854,895	847,700	930,802	957,068

Interest expense:
Repurchase agreements	139,579	113,914	114,989	109,014	100,164
Convertible Senior Notes	18,965	14,727	12,552	8,798	6,900
U.S. Treasury Securities sold, not yet purchased	5,801	2,644	1,214	2,109	4,772
Securities borrowed	2,098	2,060	1,378	1,496	1,484
Total interest expense	166,443	133,345	130,133	121,417	113,320

Net interest income	719,881	721,550	717,567	809,385	843,748

Other income (loss):
Investment advisory and other fee income	21,929	20,766	20,460	20,828	20,710
Net gains (losses) on sales of Agency mortgage-backed securities and debentures	94,837	80,299	80,657	91,668	7,336
Dividend income from affiliates	6,621	7,521	8,283	8,706	8,230
Net gains (losses) on trading assets	1,105	5,256	6,356	1,942	(5,712)
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	(26,103)	30,877	(67,612)	(39,321)	276
Income (expense) from underwriting	(8)	(8)	19	2,772	(77)
Subtotal	98,381	144,711	48,163	86,595	30,763
Realized gains (losses) on interest rate swaps(1)	(222,002)	(219,340)	(227,638)	(231,849)	(216,760)
Realized gain (loss) on termination of interest rate swaps	-	(2,385)	-	-	-
Unrealized gains (losses) on interest rate swaps	(611,215)	341,639	(12,139)	(1,505,333)	(466,943)
Subtotal	(833,217)	119,914	(239,777)	(1,737,182)	(683,703)
Total other income (loss)	(734,836)	264,625	(191,614)	(1,650,587)	(652,940)

Expenses:
Compensation expense	53,536	59,014	54,340	57,629	49,752
Other general and administrative expenses	11,012	8,893	8,754	7,565	7,477
Total general and administrative expenses	64,548	67,907	63,094	65,194	57,229

Income before income taxes	(79,503)	918,268	462,859	(906,396)	133,579

Income taxes	(11,656)	(16,462)	(17,297)	(15,417)	(12,762)

Net income (loss)	(91,159)	901,806	445,562	(921,813)	120,817

Dividends on preferred stock	6,508	3,938	4,148	4,172	4,267

Net income (loss) available (related) to common shareholders	($97,667)	$897,868	$441,414	($925,985)	$116,550

Net income (loss) per share available (related) to common shareholders:
Basic	($0.10)	$0.92	$0.46	($0.98)	$0.14
Diluted	($0.10)	$0.89	$0.44	($0.98)	$0.14

Weighted average number of common shares outstanding:
Basic	974,555,392	971,727,701	970,056,491	948,545,975	822,623,370
Diluted	974,555,392	1,010,588,609	1,011,495,682	948,545,975	827,754,731

Net income (loss)	($91,159)	$901,806	$445,562	($921,813)	$120,817
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	741,727	(162,259)	16,157	1,115,325	1,047,639
Reclassification adjustment for net (gains) losses included in net income (loss)	(94,837)	(80,299)	(80,657)	(91,668)	(7,336)
Other comprehensive income (loss)	646,890	(242,558)	(64,500)	1,023,657	1,040,303
Comprehensive income (loss)	$555,731	$659,248	$381,062	$101,844	$1,161,120

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the six months ended
	June 30, 2012	June 30, 2011
Interest income:
Investments	$1,727,188	$1,786,583
U.S. Treasury Securities	8,815	11,322
Securities loaned	5,216	3,211
Total interest income	1,741,219	1,801,116

Interest expense:
Repurchase agreements	253,493	202,766
Convertible Senior Notes	33,692	13,667
U.S. Treasury Securities sold, not yet purchased	8,445	9,758
Securities borrowed	4,158	2,585
Total interest expense	299,788	228,776

Net interest income	1,441,431	1,572,340

Other income (loss):
Investment advisory and other fee income	42,695	37,917
Net gains (losses) on sales of Agency mortgage-backed securities and debentures	175,136	34,521
Dividend income from affiliates	14,142	14,527
Net gains (losses) on trading assets	6,361	13,100
Net unrealized gains (losses) on interest-only Agency mortgage- backed securities	4,774	276
Income (expense) from underwriting	(16)	2,827
Subtotal	243,092	103,168
Realized gains (losses) on interest rate swaps(1)	(441,342)	(422,908)
Realized gain (loss) on termination of interest rate swaps	(2,385)	-
Unrealized gains (losses) on interest rate swaps	(269,576)	(297,635)
Subtotal	(713,303)	(720,543)
Total other income (loss)	(470,211)	(617,375)

Expenses:
Compensation expense	112,550	94,282
Other general and administrative expenses	19,905	14,774
Total general and administrative expenses	132,455	109,056
Income before income taxes and income from equity method investment in affiliate	838,765	845,909

Income taxes	(28,118)	(26,337)

Income (loss) from equity method investment in affiliate	-	1,140

Net income (loss)	810,647	820,712

Dividends on preferred stock	10,446	8,534

Net income (loss) available (related) to common shareholders	$800,201	$812,178

Net income (loss) per share available (related) to common shareholders:
Basic	$0.82	$1.03
Diluted	$0.78	$1.00

Weighted average number of common shares outstanding:
Basic	973,141,546	787,712,527
Diluted	1,052,888,301	827,622,301

Net income (loss)	$810,647	$820,712
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	579,468	905,412
Unrealized losses on interest rate swaps	-	14,298
Reclassification adjustment for net (gains) losses included in net income (loss)	(175,136)	(34,521)
Other comprehensive income (loss)	404,332	885,189
Comprehensive income (loss)	$1,214,979	$1,705,901

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com